Indoor Harvest Corp. Announces First Quarter 2018 Improvements and Guidance

HOUSTON, TX – (Globe Newswire) – May 17th, 2018 – Indoor Harvest Corp. (“Indoor Harvest” or the “Company”) (OTCQB: INQD) is pleased to announce first quarter results for 2018, under new management after the completion of the Company’s change in focus in 2017 toward becoming a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes to the cannabis industry.

Financial Results Summary

A summary of the financial results for the quarter ended March 31, 2018, as compared to the quarter ended March 31, 2017, is as follows:

●	88% reduction in net loss from $1,056,253 to $127,216.
●	62% reduction in total operating expenses from $726,828 to $272,603.
●	68% decrease in general and administrative expenses from $622,403 to $198,190.
●	21% reduction in professional fees from $90,547 to $71,375.
●	36% reduction in total liabilities from $1,132,644 to $727,780.
●	41% reduction in stockholders’ deficit from ($999,624) to ($594,722)

Annette Knebel, the Company’s Chief Financial Officer, stated, “As can be seen by first quarter results, we have made great strides in reducing our overall operating expenses. There were, however, substantial expenses in the first quarter of 2017 related to the acquisition of Alamo CBD and its application to produce cannabis in Texas. We will continue to evaluate ways to cut costs and reduce operations where we can.”

In August 2017, the Company completed a reverse triangular merger with Alamo CBD, exchanging 7,584,008 shares of Indoor Harvest’s common stock, thus making Alamo CBD a wholly-owned subsidiary of the Company. Additionally, we ceased actively supporting business development of vertical farms for produce production.

Alamo CBD is a pending applicant to produce cannabis in Texas, placing 16th out of 43 applicants, under the Texas Compassionate Use Program. So far, three applicants have been awarded approvals to produce cannabis under the program. The Company is a member of and is working with the Medical Cannabis Association of Texas and expects both lobbying and legislative efforts currently being undertaken to result in the program being expanded, additional permits being awarded, and new legislation being introduced in 2019 to allow for a separate permitting process to conduct cannabis research in line with the Controlled Substance Act. There is no guarantee that these efforts will result in the Company obtaining a license or permit to produce cannabis in Texas or that legislation will be adopted allowing a separate licensing or permitting process for research purposes.

In early February of 2018, Dr. Coleman and Benjamin Coleman, previous majority shareholders of Alamo CBD, voluntarily returned and canceled an aggregate of 3,280,470 common shares in order to prevent additional dilution to the shareholders during the Company’s efforts to secure new senior management, provide additional incentive equity and to form an advisory board.

“Efforts in Texas are ongoing and feedback, as well as support, from legislators and the medical community has been very promising,” stated Dan Weadock, Indoor Harvest’s Chief Executive Officer. “We have our foot in the door with our pending application and have put into place some really great partnerships, both in science and technology. With the world’s largest and most respected medical complex located in Houston, hosting both medical research and treatment facilities, the future of pharmaceutical development of cannabis in the state of Texas is quite promising.”

Operations Summary

During the first quarter of 2018, the Company completed the following key efforts:

●	Added new senior management, including Mr. Daniel Weadock as Chief Executive Officer and Ms. Sandra Fowler as Chief Marketing Officer.
●	Formed a Scientific Advisory Board comprised of Dr. Ronald Walter, Dr. Nadia Sabeh and Mr. Damian Solomon to assist in the development of the Company’s business plan.
●	Completed initial conceptual design and engineering work to integrate the Company’s HPA technology with HVAC systems with its partner Harvest Air, LLC.
●	Entered into discussions with cannabis producers in Canada and the United States to utilize the Company’s technology and methods.

“We’ve opened up discussions with several key groups in the United States, Canada and Europe to look at ways to partner and so far, the interest has been strong. We’re pursuing opportunities that will not only allow us to showcase our technology, but to establish research partnerships that will enable us to begin testing climate recipes to manipulate the phenotypic response of cannabis and testing the effects of combining certain microbe technologies with aeroponics. The Company is well positioned in what I expect will be a surge of interest in innovation, especially from those looking at the pharmaceutical potential of cannabis,” further stated Mr. Weadock.

The Company expects to begin to resume quarterly conference calls with shareholders and investors and will also schedule the Company’s annual shareholder meeting in the second half of 2018.

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a technology company focused on enabling the production of biopharma grade cannabis for research and development of true pharma grade personalized medicines. The Company is a pending applicant under the Texas Compassionate Use Program and is planning to develop facilities in Arizona and Colorado. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Dan Weadock, Chief Executive Officer

dweadock@indoorharvest.com

INDOOR HARVEST CORP

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$42,981	$35,453
Prepaid rent	-	4,452
Unused commitment fee	50,000	50,000
Total current assets	92,981	89,905

Furniture and equipment, net	22,014	24,623
Security deposit	12,600	12,600
Intangible asset, net	5,463	5,892
Total assets	$133,058	$133,020

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$109,574	$89,033
Convertible notes payable, net of debt discount of $24,228 and $69,541, respectively	565,272	455,459
Derivatives liability	25,006	554,917
Accrued payroll	3,722	6,653
Deferred rent	5,671	6,239
Note payable - current portion	7,714	7,520
Total current liabilities	716,959	1,119,821

Long term liabilities:
Note payable	10,821	12,823
Total liabilities	727,780	1,132,644

Stockholders’ deficit:
Series A Convertible Preferred stock: $0.01 par value, 5,000,000 shares authorized; 750,000 shares issued and outstanding at both March 31, 2018 and December 31, 2017	7,500	7,500
Common stock: $0.001 par value, 50,000,000 shares authorized; 23,688,240 and 25,503,678 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	23,971	25,502
Additional paid-in capital	7,909,845	7,376,196
Accumulated deficit	(8,536,038)	(8,408,822)
Total stockholders’ deficit	(594,722)	(999,624)
Total liabilities and stockholders’ deficit	$133,058	$133,020

INDOOR HARVEST CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended March 31,
	2018	2017
Revenue	$-	$-

Cost of sales	-	-

Gross profit	-	-

Operating expenses
Depreciation and amortization expense	$3,038	$13,141
Research and development	-	737
Professional fees	71,375	90,547
General and administrative expenses	198,190	622,403
Total operating expenses	272,603	726,828

Loss from operations	(272,603)	(726,828)

Other income (expense)
Other income (expense)	4	(11,733)
Interest expense	(17,669)	(112,685)
Amortization of debt discount	(80,563)	(205,007)
Change in fair value of embedded derivative liability	243,615	-
Total other income (expense)	145,387	(329,425)

Net loss	$(127,216)	$(1,056,253)

Net loss per common share:
Net loss per share, basic and diluted	$(0.01)	$(0.06)

Weighted average number of common shares outstanding:
Basic and diluted	24,649,867	16,816,214

INDOOR HARVEST CORP

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Series A Convertible Preferred Stock, $0.01 Par Value		Common Stock, $0.001 Par Value		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2017	750,000	$7,500	25,503,678	$25,502	$7,376,196	$(8,408,822)	$(999,624)

Common stock issued for services – related party	-	-	285,522	285	79,788	-	80,073
Convertible debt converted into common stock	-	-	1,465,032	1,464	148,535	-	149,999
Voluntary return of stock by related party	-	-	(3,280,470)	(3,280)	3,280	-	-
Derivative liability	-	-	-	-	286,296	-	286,296
Beneficial conversion feature	-	-	-	-	15,750	-	15,750

Net loss for the three months ended March 31, 2018	-	-	-	-	-	(127,216)	(127,216)

Balances, March 31, 2018	750,000	$7,500	23,973,762	$23,971	$7,909,845	$(8,536,038)	$(594,722)

INDOOR HARVEST CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(127,216)	$(1,056,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,038	13,141
Amortization of debt discount	80,563	205,007
Change in fair value of embedded derivative liability	(243,615)	-
Stock issued for services - related party	80,073	109,930
Stock issued for services	-	352,000
Change in operating liability:
Decrease in accounts receivable	-	34,853
Decrease in prepaid expense	4,452	-
Increase (decrease) in accounts payable and accrued expenses	20,541	(3,071)
Decrease in deferred rent	(568)	(568)
Decrease in accrued compensation - officers	(2,931)	(7,142)
Net cash used in operating activities	(185,663)	(352,103)

Cash flows from investing activities:
Investment in joint venture	-	(250,000)
Purchase of equipment and software	-	(550)
Net cash used in investing activities	-	(250,550)

Cash flows from financing activities:
Repayments of note payable	(1,809)	(227,132)
Proceeds from convertible notes payable, less offering costs and OID costs paid	195,000	-
Proceeds from demand note payable, less OID costs paid	-	250,000
Repayment of convertible note	-	(175,000)
Issuance of common stock for cash	-	824,000
Net cash provided by financing activities	193,191	671,868

Decrease in cash and cash equivalents	7,528	69,215
Cash and cash equivalents at beginning of period	35,453	78,219
Cash and cash equivalents at end of period	$42,981	$147,434

Supplementary disclosure of cash flow information:
Cash paid during the period for:
Interest	$506	$682
Income taxes	$-	$-
Supplemental disclosure of non-cash investing and financing activities:
Beneficial conversion feature	$15,750	$95,333
Settlement of convertible note into common shares	$-	$100,000
Partial conversion of convertible note into common shares	$150,000	$-
Conversion of preferred shares into common shares	$-	$2,500
Derivative liability reclassified to paid-in capital	$286,296	$-
Voluntary return of stock by related party	$3,280	$-